As filed with the Securities and Exchange Commission on December 24, 2002.

                                                   Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ROSS SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                      7372
(STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL INCORPORATION
CLASSIFICATION CODE NUMBER)           OR ORGANIZATION)

                                   94-2170198
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)



                              TWO CONCOURSE PARKWAY
                                    SUITE 800
                                ATLANTA, GA 30328
                                 (770) 351-9600
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                              JAMES PATRICK TINLEY
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                               ROSS SYSTEMS, INC.
                              TWO CONCOURSE PARKWAY
                                    SUITE 800
                                ATLANTA, GA 30328
                                 (770) 351-9600

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                             WILLIAM K. GRAVES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050




                         CALCULATION OF REGISTRATION FEE
================================================================================
----------------------------------------------- --------------- ------------------- ------------------- -----------------
                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                 AMOUNT TO BE     OFFERING PRICE        AGGREGATE          AMOUNT OF
                                                  REGISTERED        PER SHARE         OFFERING PRICE    REGISTRATION FEE
TITLE OF SECURITIES TO BE REGISTERED
----------------------------------------------- --------------- ------------------- ------------------- -----------------
----------------------------------------------- --------------- ------------------- ------------------- -----------------
1991 Employee Stock Purchase Plan Common
Stock, $0.001 par value                           35,000(1)        $ 8.2535(2)         $288,872.50           $26.55
----------------------------------------------- --------------- ------------------- ------------------- -----------------
----------------------------------------------- --------------- ------------------- ------------------- -----------------
TOTAL REGISTRATION FEES                                                                                      $26.55
----------------------------------------------- --------------- ------------------- ------------------- -----------------

================================================================================

(1) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1991 Employee Stock Purchase Plan (the "Plan").


(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in the following sentence) of the average of the high and low price of Registrant's Common Stock as reported on the Nasdaq National Market System on December 20, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1991 Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.
             ---------------------------------------

     Statement Under General Instruction E - Registration of Additional Securities.

     Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File Nos. 333-92138, 333-75440, 333-65660,
333-39348, 333-71005 and 333-36745, filed in connection with the 1991 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1991 Employee Stock Purchase Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration
Statement:



     (a) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 22, 1991.

     (b) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2002.


     (c) The Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2002.


     All documents filed by the Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     The Registrant's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2002 included a copy of a previously issued report by Arthur Andersen LLP. Arthur Andersen LLP has not consented to its incorporation by reference into this registration statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance with Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen LLP with respect to the financial statements covered by their report.

Item 8.      EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Ross Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Atlanta, State of Georgia, on December 24, 2002.

                                         ROSS SYSTEMS, INC.

                                         By: /s/ J. Patrick Tinley
                                             -----------------------------------
                                             J. Patrick Tinley,
                                             Chairman of the Board and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Patrick Tinley and Robert B. Webster, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


------------------------------------------------------ -------------------------------------------------- ---------------
SIGNATURE                                                                    TITLE                             DATE
------------------------------------------------------ -------------------------------------------------- ---------------
                /s/ J. Patrick Tinley                  Chairman of the Board, Chief Executive Officer      December 24,
-------------------------------------------            and Director (Principal Executive Officer)              2002
                (J. Patrick Tinley)
------------------------------------------------------ -------------------------------------------------- ---------------
                /s/ Robert B. Webster                  Executive Vice President,  Secretary and Director   December 24,
         ----------------------------------                                                                    2002
                 (Robert B. Webster)
------------------------------------------------------ -------------------------------------------------- ---------------
               /s/ Verome M. Johnston                  Chief Financial Officer and Director (Principal     December 24,
         ----------------------------------            Financial Accounting Officer)                           2002
                (Verome M. Johnston)
------------------------------------------------------ -------------------------------------------------- ---------------
               /s/ J. William Goodhew                  Director                                            December 24,
          ---------------------------------                                                                    2002
                (J. William Goodhew)
------------------------------------------------------ -------------------------------------------------- ---------------
                  /s/ Bruce J. Ryan                    Director                                            December 24,
         ----------------------------------                                                                    2002
                   (Bruce J. Ryan)
------------------------------------------------------ -------------------------------------------------- ---------------
               /s/ Frank M. Dickerson                  Director                                           December 24,
         ----------------------------------                                                                    2002
                 (Frank M. Dickerson)
------------------------------------------------------ -------------------------------------------------- ---------------

                               ROSS SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

     5.1 Opinion of counsel as to legality of securities being registered.

     23.1 Consent of BDO Seidman, LLP, Independent Public Accountants.

     23.2 Consent of counsel (contained in Exhibit 5.1).

     24.1 Power of Attorney (included in Registration Statement on page 6).

                                                                     Exhibit 5.1
                                                                     -----------
                                December 24, 2002

Ross Systems, Inc.
Two Concourse Parkway, Suite 800
Atlanta, GA 30328



                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:


     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Ross Systems, Inc., a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about December 24, 2002, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock, no par value (the "Shares"), reserved for issuance pursuant to the 1991 Employee Stock Purchase Plan (the "Plan"). As your legal counsel in connection with this transaction, we have reviewed the proceedings taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

     It is our opinion that, when issued and sold in the manner described in the Plan and pursuant to the agreements that accompany each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati
                                            ------------------------------------
                                            Wilson Sonsini Goodrich & Rosati

                                                                    Exhibit 23.1
                                                                    ------------

               Consent of Independent Certified Public Accountants


Ross Systems, Inc.
Atlanta, GA

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2002 (except for Note 6 as to which date is September 24, 2002), relating to the consolidated financial statements and schedule of Ross Systems, Inc. and subsidiaries appearing in the company's annual report on Form 10-K/A for the year ended June 30, 2002.

                                            /s/ BDO Seidman, LLP

Atlanta, Georgia
December 24, 2002